UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 29, 2019

Date of Report (Date of earliest event reported)

Cerus Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2550 Stanwell Drive Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Credit Agreement and Revolving Loan Credit Agreement

On March 29, 2019 (the “Closing Date”), Cerus Corporation (the “Company”) entered into (i) a Credit, Security and Guaranty Agreement (Term Loan) (the “Term Loan Credit Agreement”), by and among the Company, the lenders party thereto from time to time and MidCap Financial Trust (“MidCap”), as agent and a lender, and (ii) a Credit, Security and Guaranty Agreement (Revolving Loan) (the “Revolving Loan Credit Agreement,” and together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among the Company, the lenders party thereto from time to time and MidCap, as agent and a lender.

The Term Loan Credit Agreement provides a secured term loan facility in an aggregate principal amount of up to $70.0 million. The Company borrowed the first advance of $40.0 million (“Tranche 1”) on the Closing Date. Under the terms of the Term Loan Credit Agreement, (i) the second advance of $15.0 million (“Tranche 2”) will be available to the Company from January 1, 2020 through December 31, 2020, subject to the Company’s satisfaction of certain conditions described in the Term Loan Credit Agreement and (ii) the third advance of $15.0 million (“Tranche 3”) will be available to the Company starting April 1, 2020 through March 31, 2021, subject to the Company’s satisfaction of certain other conditions described in the Term Loan Credit Agreement.

Tranche 1 was used to repay in full all outstanding amounts and fees due under the Company’s Amended and Restated Loan and Security Agreement (the “Growth Term Loan”), as amended, with Oxford Finance LLC. Pursuant to the Growth Term Loan, the Company repaid principal and interest in an aggregate amount equal to approximately $31.2 million (inclusive of collateral agent legal fees) and prepayment fees in an aggregate amount equal to approximately $0.6 million. All obligations under the Growth Term Loan have terminated. The proceeds remaining from Tranche 1 and, if borrowed, the proceeds from Tranche 2 and Tranche 3, are expected to be used for working capital and general corporate purposes.

Tranche 1 and, if borrowed, Tranche 2 and Tranche 3, each bear interest at a floating rate equal to a fixed percentage spread, plus the greater of (i) 1.8% or (ii) one month LIBOR. Interest on each term loan advance is due and payable monthly in arrears. Interest only payments are due for the first 36 months, and the remaining payments are due over the remaining 24 months. The interest only payment period can be extended for 12 months upon achievement of a specified trailing twelve month net revenue target. Prepayments of the term loans under the Term Loan Credit Agreement, in whole or in part, will be subject to early termination fees which decline each year until the fourth anniversary, at which time there is no early termination fee. The Company also must pay an annual administrative fee equal to a fractional percentage of the amount outstanding pursuant to the Term Loan Credit Agreement, and upon the final payment must also pay an exit fee of a percentage of the amount borrowed pursuant to the Term Loan Credit Agreement (the “Exit Fee”). The Company is required to pay a pro rata portion of the Exit Fee in connection with any prepayment.

The Revolving Loan Credit Agreement provides a secured revolving credit facility in an initial aggregate principal amount of up to $5.0 million. The Company may request an increase in the total commitments under the Revolving Loan Credit Agreement by up to an additional $15.0 million, subject to agent and lender approval and the satisfaction of certain conditions. Availability of the revolving credit facility under the Revolving Loan Credit Agreement will be based upon a borrowing base formula and periodic borrowing base certifications valuing certain of the Company’s accounts receivable and inventory, as reduced by certain reserves, if any. Further, initial availability of the revolving credit facility is conditioned upon the establishment of certain lockbox arrangements. There were no amounts outstanding under the Revolving Loan Credit Agreement on the Closing Date. The proceeds of any loans under the Revolving Loan Credit Agreement may be used for working capital and general corporate purposes.

Loans under the Revolving Loan Credit Agreement accrue interest at a floating rate equal to a fixed spread, plus the greater of (i) 1.8% or (ii) one month LIBOR. Accrued interest on the revolving loans will be paid monthly and revolving loans may be borrowed, repaid and re-borrowed until March 1, 2024, when all outstanding amounts must be repaid. Termination or permanent reductions of the revolving loan commitment under the Revolving Loan Credit Agreement will be subject to termination fees which decline each of the first two anniversaries.

In connection with the Revolving Loan Credit Agreement, the Company is required to pay customary fees, including an origination fee equal to a fractional percentage of the original commitment amount at closing (and an equivalent origination fee with respect to any increased commitments at the time of the applicable increase), a monthly unused line fee based upon the average daily unused allowable borrowing base of the revolving credit facility and a monthly collateral management fee based upon the average daily used portion of the revolving credit facility. The Company is also required to maintain a minimum drawn balance under the revolving line or pay interest on the minimum drawn balance.

The Company’s obligations under the Credit Agreements are secured by a security interest on substantially all of its assets, with some exclusions.

The Credit Agreements contain customary affirmative covenants and customary negative covenants limiting the Company’s ability and the ability of the Company’s subsidiaries, if any, to, among other things, dispose of assets, undergo a change in control, merge or consolidate, make acquisitions, incur debt, incur liens, pay dividends, repurchase stock and make investments, in each case subject to certain exceptions. The Company must also comply with a financial covenant relating to trailing twelve month minimum net revenue requirements, tested on a quarterly basis.

The Credit Agreements also contain customary events of default relating to, among other things, payment defaults, breaches of covenants, a material adverse change, listing of the Company’s common stock, bankruptcy and insolvency, cross defaults with certain material indebtedness and certain material contracts, judgments, and inaccuracies of representations and warranties. Upon an event of default, agent and the lenders may declare all or a portion of the Company’s outstanding obligations to be immediately due and payable and exercise other rights and remedies provided for under the agreement. During the existence of an event of default, interest on the obligations could be increased.

The foregoing description of the terms of the Credit Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreements, copies of which will be filed with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Item 1.02. Termination of a Material Definitive Agreement

The information in Item 1.01 above with respect to the Company’s existing indebtedness under its Amended and Restated Loan and Security Agreement, as amended, with Oxford Finance LLC is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the financial capacity available under the Company’s new debt facility, the anticipated net proceeds to the Company from the loans and the Company’s anticipated use of the net proceeds from the loans. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that the anticipated financial capacity under the new debt facility may not be available when expected, or at all, and risks described in greater detail in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. All forward-looking statements contained in this press release speak only as of the date on which they were made, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CERUS CORPORATION

Dated: April 1, 2019	By:	/s/ Chrystal Menard
	Name:	Chrystal Menard
	Title:	Chief Legal Officer and General Counsel

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